                                                                    EXHIBIT 99.5

                         Commerce & Finance Law Offices
                    6F NCI Tower, A12 Jianguomenwai Avenue,
               Chaoyang District, Beijing, PRC; Postcode: 100022
     Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839
        E-mail Add:beijing@tongshang.com  Website: www.tongshang.com.cn

                                                               February 21, 2007

Xinhua Finance Media Limited
Rooms 3905-3909, Tower 1, Grand Gateway
1 Hongqiao Lu, Shanghai 200030
People's Republic of China

Dear Sirs:

     We are qualified lawyers of the People's Republic of China ("PRC") and are qualified to issue an opinion on the laws and regulations of the PRC.

     We have acted as PRC counsel for Xinhua Finance Media Limited (the "COMPANY"), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company's Registration Statement on Form F-1, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), filed with Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended relating to the offering ("OFFERING") by the Company and certain selling shareholders of 23,076,923 American Depositary Shares ("ADSs"), each of which represents two common shares of the Company and (ii) the Company's proposed listing of its ADSs on the Nasdaq Global Market. We have been requested to give this opinion on, inter alia, the legal ownership structure of the PRC GROUP COMPANIES as defined below and the legality and validity of the arrangements under the relevant agreements referenced in Appendix II hereto (the "RESTRUCTURING AGREEMENTS").

     In so acting, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents submitted to us as copies. We have also assumed the documents as they were presented to us up to the date of this legal opinion and that none of the documents has been revoked, amended, varied or supplemented. We have further assumed the accuracy and completeness of all factual statements in the documents. Where important facts were not independently established to us, we have relied upon certificates issued by governmental agents and representatives of the Company with proper authority and upon representations, made in or pursuant to the Agreements.

     The following terms as used in this opinion are defined as follows:

     (a) "GOVERNMENTAL AGENCIES" mean any court, governmental agency or body or any stock exchange authorities of the PRC;

     (b) "GOVERNMENTAL AUTHORIZATIONS" mean all approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications and licenses required by Governmental Agencies;

     (c) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the PRC Group Companies taken as a whole;

     (d) "PRC LAWS" mean all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC (other than the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province);

     (e) "PRC GROUP COMPANIES" mean the PRC Subsidiaries and the PRC Affiliated Entities which are listed and whose abbreviations are defined in the Appendix I;

     (f) "PRC SUBSIDIARIES" mean Jia Luo Business Consulting (Shanghai) Co., Ltd., New China Media (Shanghai) Co., Ltd., EconWorld (Shanghai) Co., Ltd., Active Advertising (Guangzhou) Co., Ltd., Zhongxi Taihe Culture Consultation (Shanghai) Co., Ltd., Financial World (Shanghai) Co., Ltd., Xinhua Finance Media (Beijing) Co., Ltd., Xinhua Finance Media (Shanghai) Co., Ltd., and Hyperlink Network Data (Shanghai) Co., Ltd. (each a "PRC SUBSIDIARY", collectively "PRC Subsidiaries");

     (g) "PRC VIEs" mean Shanghai Yuan Zhi Advertising Co., Ltd., Beijing Century Media Advertising Co., Ltd., Guangzhou Jingshi Culture Intermediary Co., Ltd., Beijing Taide Advertising Co., Ltd., Beijing Xintai Huade Advertising Co., Ltd. and Shenzhen Active Trinity Advertising Co., Ltd. (each a "PRC VIE", collectively "PRC VIEs");

     (h) "PRC AFFILIATED ENTITIES" mean the PRC VIEs and Beijing Perspective Orient Movie & Television Intermediary Co., Ltd., Beijing Perspective Orient Advertising Co., Ltd., Beijing Pioneer Media Advertising Co., Ltd., Beijing Century Media Culture Co., Ltd., Beijing Century Workshop Communications Co., Ltd., Beijing Golden Ways Animation Manufacturing Co., Ltd., Shanghai Heyuan Movie and Culture Co., Ltd., Beijing Jingguan Xincheng Advertising Co., Ltd., Beijing Jingshi Jingguan Advertising Co., Ltd., Beijing Qian Nuo Advertising Co.,

 Ltd., Shangtuo Zhiyang International Advertising (Beijing) Co., Ltd., Beijing Longmei Television and Broadcast Advertising Co., Ltd., Beijing Jinlong Runxin Advertising Co., Ltd., Shanghai Yuanxin Advertising Intermediary Co., Ltd., Shanghai Hyperlink Market Research Co., Ltd., and Guangzhou Hyperlink Market Research Co., Ltd. (each of them a "PRC AFFILIATED ENTITY", Collectively "PRC Affiliated Entities"); and

     (i) "PROSPECTUS" means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

     Based on the foregoing, we are of the opinion that:

          (i) Each of the PRC Group Companies has been duly incorporated and is validly existing as either a wholly foreign-owned enterprise with limited liability or a limited liability company as applicable under the PRC Laws and its business license is in full force and effect; all of the equity interests of each of the PRC Group Companies are owned by the entities or individuals respectively as set out in the Appendix I, and to the best of our knowledge after due and reasonable inquiries, except for the pledge and option on the equity interests of the VIEs under the Restructuring Agreements, such equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party right; All the required amount of the registered capital of each of the PRC Group Companies has been paid in in accordance with the relevant PRC Laws or the relevant Articles of Association; the articles of association of each of the PRC Group Companies comply with the requirements of applicable PRC Laws and are in full force and effect.

          (ii) Each of the PRC Group Companies has full corporate right, power and authority, and except as described in the Prospectus, has all necessary Governmental Authorizations of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Prospectus and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the Prospectus; to the best of our knowledge after due and reasonable inquiries, none of the PRC Group Companies has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such Governmental Authorizations and each of the PRC Group Companies is in compliance with the provisions of all such Governmental Authorizations in all material respects.

          (iii) The ownership structure of the PRC Group Companies as set forth in the Prospectus under the caption "Corporate Structure", complies with current PRC Laws; the transactions conducted in the PRC involving PRC Group Companies or the shareholders of each of the PRC Affiliated Entities relating to the establishment of such ownership structure complies with current PRC Laws; to the best of our knowledge after due and reasonable inquires, the PRC Group Companies' business and operations comply in all material respects with the PRC Laws and no consent, approval or license other than those already obtained is required under the existing PRC Laws for such ownership structures, businesses and operations.

          (iv) Each of the PRC Subsidiaries, PRC VIEs and shareholders of the PRC VIEs has full power and authority to enter into and perform its obligations under each of the Restructuring Agreements to which it is a party; and each of the PRC Subsidiaries and PRC VIEs has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Restructuring Agreements to which it is a party; and each of the Restructuring Agreements constitutes a valid and legally binding obligation to each party of the Restructuring Agreements under the PRC Laws, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (v) Each of the Restructuring Agreements does not and the execution and delivery by each of the PRC Subsidiaries, the PRC VIEs and the shareholders of the PRC VIEs of, and the performance by each of the PRC Subsidiaries, the PRC VIEs and the shareholders of the PRC VIEs of its obligations thereunder, and the consummation by each of the PRC Subsidiaries, the PRC VIEs and the shareholders of the PRC VIEs of the transactions contemplated therein will not: (A) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by the PRC Laws to which any of the PRC Subsidiaries or PRC VIEs is a party or by which any of such entities is bound or to which any of the properties or assets of such entities is bound or to which any of the properties or assets of xuch entities is subject, except for such conflict, breach, violation or default that would not be reasonably expected to have a Material Adverse Effect; (B) as to any PRC Subsidiary or PRC VIE, result in any violation of the provisions of its articles of association or business license or any material Governmental Authorization granted by any Governmental Agency; (C) result in any violation of any of the PRC Laws.

          (vi) Each of the Restructuring Agreements is, and all the Restructuring Agreements taken as a whole are, legal, valid, enforceable and admissible as evidence under the PRC Laws and is binding on the respective parties thereto; Each of the Restructuring Agreements is in proper legal form under the PRC Laws for the enforcement thereof against each of the PRC Subsidiaries, the PRC VIEs and the shareholders of each of the PRC VIEs, as the case may be, in the PRC without further action by any of the PRC Subsidiaries or the PRC VIEs or the shareholders of each of the PRC VIEs; and except for the failure to register the pledge under the Equity Pledge Agreement with the relevant registration authorities, which has been disclosed in the Prospectus, all required filings and recordings in respect of the Restructuring Agreements with any Government Agency have been performed to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Agreements in the PRC.

          (vii) No Governmental Authorizations are required to be obtained for the performance by any of the parties thereto of their obligations, or for the transactions contemplated under the Restructuring Agreements other than those already obtained; provided, however, any exercise by any PRC Subsidiary of its rights under the Amended and Restated Exclusive Equity Purchase Option Agreement will be subject to: (a) the approval of and/or registration with the Government Agencies in the PRC for the resulting equity transfer if such transfer is to foreign investors or foreign-invested enterprises; and (b) the exercise price for equity transfer under the Restructuring Agreements must comply with relevant PRC Laws.

          (viii) Each of the business cooperation agreements listed in Appendix III are valid, binding and enforceable, and will not result in any violation of PRC Laws currently in effect.

          (ix) All dividends and other distributions declared and payable upon the equity interests in the PRC Subsidiaries in accordance with PRC Laws may under the current PRC Laws be paid to the direct shareholders of the PRC Subsidiaries in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions will not be subject to withholding or other taxes under the PRC Laws or require any Governmental Authorization in the PRC.

          (x) None of the PRC Group Companies is entitled to any immunity from any legal proceedings or other legal process or from enforcement, execution or attachment in respect of their obligations in the transactions contemplated under any of the Restructuring Agreements;

          (xi) The statements in the Prospectus under "Summary", "Risk Factors", "Enforceability of Civil Liabilities", "Regulation", "Corporate Structure", to the extent that it constitutes matters of PRC Laws or summaries of legal matters of the PRC or legal conclusions in respect of PRC Laws, or summarizes the terms and provisions of the agreements governed by PRC Laws, is correct and accurate in all material respects, and nothing material has been omitted from such statements which would make the same misleading in any respect.


          (xii) On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission ("CSRC"), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "New M&A Rule"), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises' securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of current PRC Laws, we believe that the New M&A Rule does not require any entity such as the Company, which is not a special purpose vehicle formed or controlled by PRC companies or PRC individuals, and which established PRC subsidiaries by means of direct investment other than by merger or acquisition of PRC domestic companies, to obtain the CSRC approval in connection with its overseas listing, and the CSRC approval is not required in the context of this Offering. No other Governmental Authorizations from Governmental Agencies is required for this offering.

          (xiii) Under current PRC Laws, the transactions of entering into non-competition agreement with Stephen Xie Wei, Zhao Li and Yu Gang as described in the Prospectus and the acquisition of Shanghai Hyperlink, Jingshi Jingguan and Century Advertising by Beijing Taide, Beijing Taide and Wang Yonghong, as applicable, are separate transactions.

     This opinion relates to the PRC Laws in effect on the date hereof.

     We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Registration Statement and to the reference to our firm's name under the sections of the Prospectus entitled "Enforceability of Civil Liabilities", "Corporate Structure" "Regulation", and "Risk Factors" included in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.




                                            Yours sincerely,

                                            /s/ Commerce & Finance Law Offices

                                            Commerce & Finance Law Offices

     Appendix I: PRC Group Companies

----------------------------------------------------------------------------------------------------------------------
NO               COMPANY NAME           ABBREVIATE      REGISTERED CAPITAL      PAID-IN CAPITAL     SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------
1.               Jia Luo Business       Jia Luo         US$ 3,200,000           US$ 2,000,000       China Lead
                 Consulting                                                                         Profits Limited:
                 (Shanghai) Co. Ltd.                                                                100%
----------------------------------------------------------------------------------------------------------------------
2.               New China Media        New China       US$ 3,100,000           Fully contributed   Great Triumph
                 (Shanghai) Co., Ltd.                                                               Investment: 100%
----------------------------------------------------------------------------------------------------------------------
3.               EconWorld (Shanghai)   EconWorld       US$ 140,000             Fully contributed   EconWorld Media
                 Co., Ltd.              Shanghai                                                    Limited (HK):
                                                                                                    100%
----------------------------------------------------------------------------------------------------------------------
4.               Active Advertising     Active          US$ 300,000             Fully contributed   Active
                 (Guangzhou) Co., Ltd.  Advertising                                                 Advertising
                                                                                                    Agency
                                                                                                    Limited:100%
----------------------------------------------------------------------------------------------------------------------
5.               Zhongxi Taihe          Zhongxi Taihe   US$ 3,250,000           Fully contributed   Xinhua Finance
                 Culture Consultation                                                               Media Limited:
                 (Shanghai) Co., Ltd.                                                               100%
----------------------------------------------------------------------------------------------------------------------
6.               Financial World        Financial       US$ 210,000             Fully contributed   EconWorld Media
                 (Shanghai) Co., Ltd.   World Shanghai                                              Limited (HK):
                                                                                                    100%
----------------------------------------------------------------------------------------------------------------------
7.               Xinhua Finance Media   Zhenkun Media   US$ 3,000,000           US$500,000          Xinhua Finance
                 (Beijing) Co., Ltd.                                                                Media Limited:
                                                                                                    100%
----------------------------------------------------------------------------------------------------------------------
8.               Xinhua Finance Media   Huaxian         US$ 6,800,000           US$6,300,094        Xinhua Finance
                 (Shanghai) Co., Ltd.                                                               Media Limited:
                                                                                                    100%
----------------------------------------------------------------------------------------------------------------------
9.               Hyperlink Network      Hyperlink Data  US$ 1,000,000           Fully contributed   Hyperlink
                 Data Co., Ltd.                                                                     Network Data
                                                                                                    International
                                                                                                    Limited: 100%
----------------------------------------------------------------------------------------------------------------------
10.              Shanghai Yuan Zhi      Yuan Zhi        RMB 100,000             Fully contributed   Wan Jun: 51%;
                 Advertising Co. Ltd.                                                               Li Guangjie:49%
----------------------------------------------------------------------------------------------------------------------
11.              Beijing Pioneer        Beijing Camera  RMB 100,000             Fully contributed   Yuan Zhi: 100%
                 Media Advertising
                 Co., Ltd.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NO               COMPANY NAME           ABBREVIATE      REGISTERED CAPITAL      PAID-IN CAPITAL     SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------

12.              Beijing Century        Century         RMB 3,000,000           Fully contributed   Wang Yonghong:
                 Advertising Co., Ltd.  Advertising                                                 100%
----------------------------------------------------------------------------------------------------------------------
13.              Beijing Xintai Huade   Xintai Huade    RMB 5,000,000           Fully contributed   Wang Yue:50%
                 Advertising Co., Ltd.                                                              Kuang Peiyue:50%
----------------------------------------------------------------------------------------------------------------------
14.              Guangzhou Jingshi      Guangzhou       RMB 1,000,000           Fully contributed   Jiang Guibin: 50%
                 Culture Intermediary   Jingshi                                                     Wang Yonghong:
                 Co., Ltd.                                                                          50%
----------------------------------------------------------------------------------------------------------------------
15.              Beijing Taide          Beijing Taide   RMB 10,000,000          Fully contributed   Wang Yonghong:
                 Advertising Co., Ltd.                                                              50%;
                                                                                                    An Lizhang: 50%;
----------------------------------------------------------------------------------------------------------------------
16.              Shenzhen Active        Active          RMB 300,000             Fully contributed   Zhang Wenjin:
                 Trinity Advertising    Shenzhen                                                    50%;
                 Co., Ltd.                                                                          An Lizhang: 50%
----------------------------------------------------------------------------------------------------------------------
17.              Beijing Perspective    Beijing         RMB117,000,000          Fully contributed   Century Media
                 Orient Movie &         Perspective                                                 Culture: 51%;
                 Television                                                                         Hunan TV &
                 Intermediary Co.,                                                                  Broadcast
                 Ltd.                                                                               Intermediary
                                                                                                    Co., Ltd.: 49%;
----------------------------------------------------------------------------------------------------------------------
18.              Beijing Perspective    Beijing         RMB 1,000,000           Fully contributed   Beijing
                 Orient Advertising     Perspective                                                 Perspective:
                 Co., Ltd.              Advertising                                                 100%;
----------------------------------------------------------------------------------------------------------------------
19.              Beijing Century        Century Media   RMB 29,000,000          Fully contributed   Beijing Taide:
                 Media Culture Co.,     Culture                                                     100%;
                 Ltd.
----------------------------------------------------------------------------------------------------------------------
20.              Beijing Century        Century         RMB 3,000,000           Fully contributed   Century Media
                 Workshop               Workshop                                                    Culture: 96.67%;
                 Communications Co.,                                                                Yu Gang: 1.665%;
                 Ltd.                                                                               Xia Huai: 1.665%
----------------------------------------------------------------------------------------------------------------------
21.              Beijing Golden Ways    Golden Ways     RMB 3,000,000           Fully contributed   Century Media
                 Animation                                                                          Culture: 99%;
                 Manufacturing Co.,                                                                 Yu Gang: 0.5%;
                 Ltd.                                                                               Xia Huai: 0.5%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NO               COMPANY NAME           ABBREVIATE      REGISTERED CAPITAL      PAID-IN CAPITAL     SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------

22.              Shanghai Heyuan        Shanghai        RMB 500,000             Fully contributed   Century Media
                 Movie and Culture      Heyuan                                                      Culture: 90%;
                 Co., Ltd.                                                                          Xia Huai: 10%
----------------------------------------------------------------------------------------------------------------------
23.              Beijing Jingguan       Jingguan        RMB 5,000,000           Fully contributed   Beijing Taide:
                 Xincheng Advertising   Xincheng                                                    100%;
                 Co., Ltd.
----------------------------------------------------------------------------------------------------------------------
24.              Beijing Jingshi        Jingshi         RMB 6,000,000           Fully contributed   Jingguan
                 Jingguan Advertising   Jingguan                                                    Xincheng: 50%
                 Co., Ltd.                                                                          Beijing Qiannuo
                                                                                                    50%;
----------------------------------------------------------------------------------------------------------------------
25.              Beijing Qiannuo        Beijing         RMB 1,000,000           Fully contributed   Guangzhou
                 Advertising Co., Ltd.  Qiannuo                                                     Jingshi: 100%
----------------------------------------------------------------------------------------------------------------------
26.              Shangtuo Zhiyang       Shangtuo        RMB 5,000,000           Fully contributed   Beijing Taide:
                 International          Zhiyang                                                     80%;
                 Advertising                                                                        Wang Xiaoyu: 20%;
                 (Beijing) Co., Ltd.
----------------------------------------------------------------------------------------------------------------------
27.              Beijing Longmei        Long Mei        RMB 500,000             Fully contributed   Beijing Taide:
                 Television and                                                                     80%;
                 Broadcast                                                                          Zhang Yiran: 10%;
                 Advertising Co.,                                                                   Zhou Jia 10%;
                 Ltd.,
----------------------------------------------------------------------------------------------------------------------
28.              Beijing Jinlong        Jing Long       RMB 500,000             Fully contributed   Beijing Taide:
                 Runxin Advertising                                                                 80%;
                 Co., Ltd.                                                                          Zhang Yuyu: 10%;
                                                                                                    Zhou Jia 10%;
----------------------------------------------------------------------------------------------------------------------
29.              Shanghai Yuanxin       Shanghai        RMB 2,000,000           Fully contributed   Beijing
                 Advertising            Yuanxin                                                     Taide:100%
                 Intermediary Co.,
                 Ltd.
----------------------------------------------------------------------------------------------------------------------
30.              Shanghai Hyperlink     Shanghai        RMB 4,500,000           Fully contributed   Beijing Taide:
                 Market Research Co.,   Hyperlink                                                   100%;
                 Ltd.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NO               COMPANY NAME           ABBREVIATE      REGISTERED CAPITAL      PAID-IN CAPITAL     SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------

31.              Guangzhou Hyperlink    Guangzhou       RMB 450,000             Fully contributed   Shanghai
                 Market Research Co.,   Hyperlink                                                   Hyperlink: 100%
                 Ltd.

----------------------------------------------------------------------------------------------------------------------

Appendix II: Restructuring Agreements


Re: Beijing Taide

1. Amended and Restated Loan Agreement dated September 20, 2006 by and among Active Advertising, Yonghong Wang and Lizhang An;

2. Equity Pledge Agreement dated November 6, 2006 by and among Yonghong Wang, Lizhang An, Active Advertising and Beijing Taide;

3. Amended and Restated Exclusive Equity Purchase Option Agreement dated November 6, 2006 by and among Yonghong Wang, Lizhang An, Active Advertising and Beijing Taide;

4. Amended and Restated Subrogation Agreement dated November 6,2006 by among Yonghong Wang, Lizhang An, Active Advertising and Beijing Taide; and its two appendixes:

     4.1  Authorization Letter issued by Lizhang An;

     4.2  Authorization Letter issued by Yonghong Wang;

5.   Declaration by Spouse of the Borrower Yonghong Wang issued by Jun Yuan;

6.   Declaration by Spouse of the Borrower Lizhang An issued by Xuemei Hu;


Re: Active Shenzhen

7. Amended and Restated Loan Agreement dated September 20, 2006 by and among Active Advertising, Wenjin Zhang and Lizhang An;

8. Equity Pledge Agreement dated November 6, 2006 by and among Wenjing Zhang, Lizhang An, Active Advertising and Active Shenzhen;

9. Amended and Restated Exclusive Equity Purchase Option Agreement dated November 6, 2006 by and among Wenjin Zhang, Lizhang An, Active Advertising and Active Shenzhen;

10. Amended and Restated Subrogation Agreement dated November 6, 2006 by and among Wenjing Zhang, Lizhang An, Active Advertising and Active Shenzhen; and its two appendixes:

     10.1 Authorization Letter issued by Wenjin Zhang;

     10.2 Authorization Letter issued by Lizhang An;

11.  Declaration by Spouse of the Borrower issued by Haichen Song;

12.  Declaration by Spouse of the Borrower issued by Xuemei Hu;


Re: Century Advertising

13. Amended and Restated Loan Agreement dated September 20, 2006 by and between New China and Yonghong Wang;

14. Amended and Restated Exclusive Equity Purchase Option Agreement dated November 6, 2006 by and among Yonghong Wang, New China and Century Advertising;

15. Equity Pledge Agreement dated November 6, 2006 by and among Yonghong Wang, New China and Century Advertising;

16. Amended and Restated Subrogation Agreement dated November 6, 2006 by and among Yonghong Wang, New China and Century Advertising; and its appendix:

     16.1 Authorization Letter issued by Yonghong Wang;

17.  Declaration by Spouse of the Borrower issued by Jun Yuan;

18. Service Agreement dated January 23, 2006 by and between New China and Century Advertising.


Re: Guangzhou Jingshi

19. Amended and Restated Loan Agreement dated February 15, 2007 by and between Econ World Shanghai and Guibin Jiang;

20. The Second Amended and Restated Exclusive Equity Purchase Option Agreement dated February 15, 2007 by and among Guibin Jiang, Econ World Shanghai and Guangzhou Jingshi;

21. Amended and Restated Equity Pledge Agreement dated February 15, 2007 by and among Guibin Jiang, Econ World Shanghai and Guangzhou Jingshi;

22. Amended and Restated Subrogation Agreement dated February 15, 2007 by and among Guibin Jiang, Econ World Shanghai and Guangzhou Jingshi; and its appendix:

     22.1 Authorization Letter issued by Guibin Jiang;

23. Loan Agreement dated February 15, 2007 by and between Econ World Shanghai and Yonghong Wang;

24. The Exclusive Equity Purchase Option Agreement dated February 15, 2007 by and among Yonghong Wang, Econ World Shanghai and Guangzhou Jingshi;

25. Equity Pledge Agreement dated February 15, 2007 by and among Yonghong Wang, Econ World Shanghai and Guangzhou Jingshi;

26. Subrogation Agreement dated February 15, 2007 by and among Yonghong Wang, Econ World Shanghai and Guangzhou Jingshi; and its appendix:

     26.1 Authorization Letter issued by Yonghong Wang;

27.  Declaration by Spouse of the Borrower issued by Jun Yuan;


Re: Yuan Zhi

28. Amended and Restated Loan Agreement dated September 20, 2006 by and among Jia Luo, Guangjie Li and Jun Wan;

29. Amended and Restated Exclusive Equity Purchase Option Agreement dated December 6, 2006 by and among Guangjie Li, Jun Wan, Jia Luo and Yuan Zhi;

30. Equity Pledge Agreement dated December 6, 2006 by and among Guangjie Li, Jun Wan, Jia Luo and Yuan Zhi;

31. Amended and Restated Subrogation Agreement dated December 6, 2006 by and among Guangjie Li, Jun Wan, Jia Luo and Yuan Zhi; and its two appendix:

     31.1 Authorization Letter issued by Guangjie Li;

     31.2 Authorization Letter issued by Jun Wan;


Re: Xintai Huade

32. Loan Agreement dated November 2, 2006 by and between Active Advertising and Peiyue Kuang;

33. Exclusive Equity Purchase Option Agreement dated November 2, 2006 by and among Peiyue Kuang, Active Advertising and Xintai Huade;

34. Equity Pledge Agreement dated November 2, 2006 by and among Peiyue Kuang, Active Advertising and Xintai Huade;

35. Subrogation Agreement dated November 2, 2006 by and among Peiyue Kuang, Active Advertising and Xintai Huade and its appendix:

     34.1 Authorization Letter issued by Peiyue Kuang;

36. Loan Agreement dated November 2, 2006 by and between Active Advertising and Yue Wang;

37. Exclusive Equity Purchase Option Agreement dated November 2, 2006 by and among Yue Wang, Active Advertising and Xintai Huade;

38. Equity Pledge Agreement dated November 2, 2006 by and among Yue Wang, Active Advertising and Xintai Huade;

39. Subrogation Agreement dated November 2, 2006 by and among Yue Wang, Active Advertising and Xintai Huade, and its appendix:

     39.1 Authorization Letter issued by Yue Wang.

Appendix III

1. The Advertising Service Agreement entered by and between Beijing Pioneer Media Advertising Co., Ltd. and Shanghai Camera Media Investment Co., Ltd. dated as of December 23, 2006.

2. The Consulting Agreement entered by and between Jia Luo Consulting Limited and Shanghai Camera Media Investment Co., Ltd. dated as of November 1, 2006.

3. The Cooperation Agreement entered by and between Beijing Century Media Culture Co., Ltd. and Shanghai Camera Media Investment Co., Ltd. dated as of November 1, 2006.

4. The Amended and Restated Business Cooperation Agreement entered by and among Shandong Sanlian Group Co., Ltd., Shandong Economic Observer Newspaper Co., Ltd., Economic Observer Press Office, and Beijing Jingguan Xincheng Advertising Co., Ltd., dated as of November 6, 2006.

5. The Amended and Restated Information Consulting Committee Organization Agreement entered by and among Shandong Sanlian Group Co., Ltd., Xinhua Finance Limited, Economic Observer Press Office and Beijing Jingguan Xincheng Advertising Co., Ltd. dated November 6, 2006.

6. The Amended and Restated Business Cooperation Agreement entered by and among Economic Observer Press Office, Guangzhou Jingshi Culture Intermediary Co., Ltd., Beijing Jingguan Xincheng Advertising Co., Ltd. and Beijing Jingshi Jingguan Advertising Co., Ltd. dated as of November 6, 2006.

7. The General Advertising Agency Agreement in relation to the frequencies of FM 91.5 in Beijing and FM 87.9 in Shanghai of China Radio International entered by and between Beijing Guoguang Guangrong Advertising Co., Ltd. and Beijing Century Media Advertising Co., Ltd. dated as of November 28, 2006.

8. The Amended and Restated Cooperation Agreement entered by and among Hunan Television & Broadcast Media Corporation, Money Journal Press Office and Guangzhou Jingshi Culture Intermediary Co., Ltd. dated as of September 20, 2006.

9. The Advertising Agency Agreement entered by and between Beijing Xintai Huade Advertising Co., Ltd. and Beijing Guangxian Media Co., Ltd. in 2006with the effective term from January 1, 2007 to December 31, 2007.

10. The Cooperation Agreement entered by and between Shanghai Fashion Culture Media Co., Ltd. and Shanghai Yuanxin Advertising Co., Ltd. dated as of December 6, 2006.

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